                                     EXHIBIT 23.1


                                CONSENT OF GARY BLUM

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of my opinion dated June 17, 1998 relating to the registration of the Securities as therein defined, of COLECCIONES DE RAQUEL, INC., a Nevada corporation, which is attached as Exhibit 5 therein.



June 17, 1998


                              /s/ Gary Blum



                               10